POWER OF ATTORNEY


The undersigned, being a person required to file a statement under Section 16(a) of the Securities Exchange Act of 1934
(the "1934 Act") and/or Section 30(h)
of the Investment Company Act of 1940
(the "1940 Act") with respect to Fort
Dearborn Income Securities, Inc. (FDI)
 ( each a "Fund"), does hereby authorize, designate and appoint Joseph Allessie,
Mark F. Kemper, Tammie Lee , Eric Sanders and Keith A. Weller, and each of them, as his attorney-in-fact to execute and file statements on Form 3, Form 4, Form 5 and any successor forms adopted by the Securities and Exchange Commission, as required by the 1934 Act and the 1940 Act and the rules thereunder, and to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements (including, if necessary, executing and filing applications to obtain EDGAR codes in order to make required electronic filings) hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon.  This power of attorney shall
 continue in effect until the undersigned no longer has an obligation to file statements under the sections cited above, or until specifically terminated in writing by the undersigned.

	IN WITNESS WHEREOF, the undersigned has
duly executed this power of attorney as of the 11th day of December, 2009.





/s/ Michael Dow
    Michael Dow